UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2018

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2018, Joe Stone notified MagneGas Corporation (the “Company”) of his resignation as a member of the Company’s Board of Directors. Mr. Stone’s resignation is not the result of any disagreement with the policies, practices or procedures of the Company. Mr. Stone’s resignation is attached hereto as Exhibit 17.1.

On March 8, 2018, the Board of Directors of the Company appointed Scott Mahoney to the Board of Directors to fill the vacancy on the Board resulting from Joe Stone’s resignation. Mr. Mahoney is the Company’s current Chief Financial Officer and corporate Secretary and has held those roles since the fall of 2016. Mr. Mahoney has almost 20 years of finance and executive management experience and has held positions at several public and privately held companies in the banking, energy and recycling industries. Prior to joining MagneGas, Mr. Mahoney served as Chief Financial Officer of Phoenix Group Metals, LLC, a recycling company which he grew through various acquisitions. He has also served as Chief Financial Officer of several oil and gas companies and as a Vice-President of JP Morgan Chase. Mr. Mahoney is a Chartered Financial Analyst (CFA) and obtained his Bachelor Degree from the University of New Hampshire and his Master in Business Administration from the Thunderbird School of International Management.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

17.1	Notice of Resignation from the Board of Directors of MagneGas Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2018

MAGNEGAS CORPORATION

/s/ Ermanno Santilli
	By:	Ermanno Santilli
	Its:	Chief Executive Officer